Core Scientific Announces First Quarter Fiscal Year 2026 Results
Recent Developments

•Strengthened the capital structure through today’s closing of a $3.3 billion offering of 7.75% senior secured notes due 2031, supporting strategic data center development projects.

•Expanded the Company’s total gross power capacity pipeline to 4.5 GW, including planned 1.5 GW expansions at each of the Company’s Muskogee, Oklahoma and Pecos, Texas campuses.

•Closed on the acquisiton of land and power in Hunt County, Texas for approximately $233 million, which is expected to support ~430 MW of gross power capacity, with an approved ERCOT interconnection ramp schedule.

•Billing for 243 MW of capacity, representing approximately $350 million in average annualized colocation GAAP revenue.

AUSTIN, Texas, May 6, 2026 - Core Scientific, Inc. (NASDAQ: CORZ), a leader in digital infrastructure for high-density colocation services (“HDC”), today announced financial results for the first quarter of 2026.

“Core Scientific is differentiated by our ability to combine capital readiness with speed to delivery,” said Adam Sullivan, Chief Executive Officer of Core Scientific. “We are investing ahead of contracts, advancing ready-for-service dates and moving development forward across multiple sites. That execution capability is accelerating customer discussions and reinforcing the value of our high-density compute infrastructure platform.”
First Quarter 2026 Financial Results
•Total revenue was $115.2 million compared to $79.5 million in the first quarter of 2025.

◦Colocation revenue was $77.5 million, up from $8.6 million in the first quarter of 2025, driven by incremental billable customer power capacity delivered to our customer during the quarter.

◦Digital asset self-mining revenue was $30.1 million, down from $67.2 million in the first quarter of 2025, driven by the 45% decrease in bitcoin mined primarily due to the continued strategic shift to our colocation business and the 18% decrease in the average bitcoin price.

•Gross profit was $30.1 million compared to $8.2 million in the same period last year.

•Net loss was $347.2 million, compared to net income of $576.3 million in the first quarter of 2025. The net loss included $266.5 million of non-cash impairment charges, and a $30.8 million non-cash loss from changes in the fair value of warrants and contingent value rights.

•Non-GAAP Adjusted EBITDA was $4.4 million, compared to $(6.1) million for the prior year period, driven by a $35.7 million increase in total revenue and a $4.1 million favorable change in fair value of digital assets, partially offset by a $17.5 million increase in cash cost of revenue and a $11.9 million increase in adjusted operating expenses.

•Capital expenditures were $389.2 million, $129.9 million of which were funded by CoreWeave, Inc. pursuant to its existing colocation service agreements with the Company.
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Core Scientific, Inc. First Quarter 2026 Earnings Release - 2

•Liquidity was $1.04 billion as of March 31, 2026, consisting of $1.01 billion of cash and cash equivalents and $37.3 million of bitcoin.
Conference Call and Earnings Presentation
In conjunction with this release, Core Scientific, Inc. will host a conference call today, Wednesday, May 6, 2026, at 4:30 pm Eastern Time that will be webcast live. Adam Sullivan, Chief Executive Officer, Matt Brown, Chief Operating Officer, Jim Nygaard, Chief Financial Officer and Jon Charbonneau,Vice President, Investor Relations will host the call.
Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Core Scientific, Inc. website, http://investors.corescientific.com or by using the following link https://event.choruscall.com/mediaframe/webcast.html?webcastid=VZaoQ5yv.
A supplementary investor presentation for the first quarter 2026 may be accessed at https://investors.corescientific.com/news-events/presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investors.corescientific.com.

Upcoming Investor Events

Core Scientific will be attending the following investor events in May:

•TD Cowen 54th Annual Technology, Media & Telecom Conference, May 28, 2026; and
•B. Riley Annual Investor Conference, May 20, 2026

If applicable, live presentation webcasts and replay information will be available on the Company’s Investor Relations website.

About Core Scientific
Core Scientific is a leader in designing, building and operating large scale, purpose-built data centers for high-density colocation (“HDC”) services. Core Scientific operates facilities for high-density colocation services serving artificial intelligence-related (“AI”) workloads and is a premier provider of digital infrastructure, software solutions and services to its third-party customers. The majority of the Company's revenue is derived from high-density colocation services, with the remainder derived from earning digital assets for the Company's own account and from digital asset mining hosting services. The Company is in the process of repurposing its remaining mining facilities to support its high-density colocation services business as circumstances allow. Core Scientific’s facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (4). To learn more, visit www.corescientific.com.
Special Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,”

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Core Scientific, Inc. First Quarter 2026 Earnings Release - 3
“plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, successfully complete construction of its data centers, source sufficient electrical energy, necessary long lead infrastructure components, supplies and equipment, the advantages and expected growth of the Company, the Company’s ability to source and retain talent, and our ability to source and consummate acquisitions of entities holding suitable land and power. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

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Core Scientific, Inc. First Quarter 2026 Earnings Release - 4
Core Scientific, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$1,005,148	$311,378
Restricted cash, current portion	60,244	—
Digital assets	37,312	222,000
Customer funding receivable and other current assets	352,128	362,159
Total Current Assets	1,454,832	895,537
Property, plant and equipment, net	1,344,924	1,293,299
Operating lease right-of-use assets	105,986	108,484
Restricted cash, net of current portion	80,593	—
Other noncurrent assets	83,229	50,324
Total Assets	$3,069,564	$2,347,644
Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$218,857	$126,106
Accrued expenses	364,479	511,957
Deferred revenue	219,555	127,561
Notes payable, current portion	993,944	—
Warrant liabilities, current portion	844,752	—
Other current liabilities	20,196	15,777
Total Current Liabilities	2,661,783	781,401
Convertible and other notes payable, net of current portion	1,061,651	1,060,325
Warrant liabilities, net of current portion	116,495	936,107
Deferred revenue, net of current portion	434,672	428,290
Other noncurrent liabilities	100,649	104,261
Total Liabilities	4,375,250	3,310,384
Commitments and contingencies
Stockholders’ Deficit:
Preferred stock; $0.00001 par value; 2,000,000 shares authorized; none issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock; $0.00001 par value; 10,000,000 shares authorized at March 31, 2026 and December 31, 2025; 316,949 and 314,231 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	3,188,202	3,183,960
Accumulated deficit	(4,493,891)	(4,146,703)
Total Stockholders’ Deficit	(1,305,686)	(962,740)
Total Liabilities and Stockholders’ Deficit	$3,069,564	$2,347,644
Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. First Quarter 2026 Earnings Release - 5
Core Scientific, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026		2025
Revenue:
Colocation revenue	$77,539		$8,573
Digital asset self-mining revenue	30,105		67,179
Digital asset hosted mining revenue from customers	7,600		3,773
Total revenue	115,244	—	79,525
Cost of revenue:
Cost of Colocation services	33,618		8,106
Cost of digital asset self-mining	47,189		61,170
Cost of digital asset hosted mining services	4,331		2,036
Total cost of revenue	85,138	—	71,312
Gross profit	30,106		8,213
Decrease in fair value of digital assets	6,558		10,688
Loss on disposal of property, plant and equipment	13,638		6
Impairment of property, plant and equipment	266,488		—
Colocation organizational and site startup costs	8,665		11,667
Advisor fees	333		603
Selling, general and administrative	44,846		32,287
Operating loss	(310,422)		(47,038)
Non-operating expense (income), net:
Interest expense (income), net	4,857		(2,187)
Change in fair value of warrants and contingent value rights	30,799		(621,464)
Loss on legal settlements	500		—
Other non-operating expense, net	10		157
Total non-operating expense (income), net	36,166		(623,494)
(Loss) income before income taxes	(346,588)		576,456
Income tax expense	600		205
Net (loss) income	$(347,188)		$576,251

Net (loss) income per share, basic	$(1.06)		$1.42
Net (loss) income per share, diluted	$(1.06)		$1.24

Weighted average shares outstanding, basic	322,911		315,186
Weighted average shares outstanding, diluted	322,911		363,314

Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. First Quarter 2026 Earnings Release - 6
Core Scientific, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from Operating Activities:
Net (loss) income	$(347,188)	$576,251
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	16,648	19,731
Loss on disposal of property, plant and equipment	13,638	6
Impairment of property, plant and equipment	266,488	—
Change in right-of-use assets	3,169	2,676
Stock-based compensation	17,761	16,185
Digital asset self-mining	(30,119)	(67,441)
Proceeds from sale of digital assets generated by self-mining revenues[1]	208,249	—
Decrease in fair value of digital assets	6,558	10,688
Change in fair value of warrant liabilities	31,835	(634,280)
Change in fair value of contingent value rights	(1,036)	12,816
Amortization of debt discount	1,675	1,732
Changes in operating assets and liabilities:
Customer funding receivable and other current assets	10,107	(10,463)
Accounts payable	5,874	(14,295)
Accrued expenses	(16,361)	2,712
Deferred revenue from colocation services	98,832	42,005
Deferred revenue from hosted mining services	(456)	734
Other noncurrent assets and liabilities, net	(35,797)	(4,098)
Net cash provided by (used in) operating activities	249,877	(45,041)
Cash flows from Investing Activities:
Purchases of property, plant and equipment	(389,226)	(83,980)
Proceeds from sales of property and equipment	2,629	—
Purchase of equity investments	—	(5,000)
Investments in intangible assets	(55)	(36)
Net cash used in investing activities	(386,652)	(89,016)
Cash flows from Financing Activities:
Principal repayments of finance leases	(1,095)	(509)
Principal payments on debt	—	(3,955)
Taxes paid related to net share settlement of equity awards	(21,722)	—
Proceeds from exercise of warrants	81	266
Proceeds for the issuance of term loan facility, net	995,000	—
Issuance costs for term loan facility	(882)	—
Net cash provided by (used in) financing activities	971,382	(4,198)
Net increase (decrease) in cash, cash equivalents and restricted cash	834,607	(138,255)
Cash, cash equivalents and restricted cash—beginning of period	311,378	836,980
Cash, cash equivalents and restricted cash—end of period	$1,145,985	$698,725

Certain prior year amounts have been reclassified for consistency with the current year presentation.
1 Proceeds from digital assets received as noncash revenue consideration liquidated upon management’s discretion.
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Core Scientific, Inc. First Quarter 2026 Earnings Release - 7
Core Scientific, Inc.
Segment Results
(in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026		2025
Colocation Segment	(in thousands, except percentages)
Colocation revenue:
License fees	$59,195		$5,995
Power fees passed through to customer	21,059		2,586
Maintenance and other	(2,715)		(8)
Total colocation revenue	77,539		8,573
Cost of colocation services:
Power fees passed through to customer	21,059		2,586
Depreciation expense	2,075		67
Employee compensation	2,986		1,295
Facility operations expense	6,755		3,852
Other segment items	743		306
Total cost of colocation services	33,618		8,106
Colocation gross profit	$43,921		$467
Colocation gross margin	57%		5%

Digital Asset Self-Mining Segment
Digital asset self-mining revenue	$30,105		$67,179
Cost of digital asset self-mining:
Power fees	27,271		30,319
Depreciation expense	13,909		19,259
Employee compensation	3,527		7,335
Facility operations expense	1,972		3,280
Other segment items	510		977
Total cost of digital asset self-mining	47,189		61,170
Digital Asset Self-Mining gross profit	$(17,084)		$6,009
Digital Asset Self-Mining gross margin	(57)%		9%

Digital Asset Hosted Mining Segment
Digital asset hosted mining revenue from customers	$7,600		$3,773
Cost of digital asset hosted mining services:
Power fees	3,303		1,367
Depreciation expense	306		145
Employee compensation	427		332
Facility operations expense	234		148
Other segment items	61		44
Total cost of digital asset hosted mining services	4,331		2,036
Digital Asset Hosted Mining gross profit	$3,269		$1,737
Digital Asset Hosted Mining gross margin	43%		46%

Consolidated
Consolidated total revenue	$115,244		$79,525
Consolidated cost of revenue	$85,138	—	$71,312
Consolidated gross profit	$30,106		$8,213
Consolidated gross margin	26%		10%

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Core Scientific, Inc. First Quarter 2026 Earnings Release - 8
Core Scientific, Inc.
Non-GAAP Financial Measures
(Unaudited)
Adjusted EBITDA is a non-GAAP financial measure defined as our net (loss) income, adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) loss on disposal and impairment of property, plant and equipment; (vi) site demolition costs incurred in connection with the conversion of existing facilities to colocation data center operations; (vii) change in fair value of warrant and contingent value rights; (viii) loss on legal settlements; (ix) post-emergence bankruptcy advisory costs incurred related to reorganization, and (x) certain additional non-cash items that do not reflect the performance of our ongoing business operations. For additional information, including the reconciliation of net income (loss) to Adjusted EBITDA, please refer to the table below. We believe Adjusted EBITDA is an important measure because it allows management, investors, and our Board of Directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described above. In addition, it provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business, as it removes the effect of net interest expense, taxes, certain non-cash items, variable charges and timing differences. Moreover, we have included Adjusted EBITDA in this earnings release because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic and financial planning.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature or because the amount and timing of these items are not related to the current results of our core business operations which renders evaluation of our current performance, comparisons of performance between periods and comparisons of our current performance with our competitors less meaningful. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating this measure. Our presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual items. Further, this non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA on a supplemental basis. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. You should review the reconciliation of net (loss) income to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.
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Core Scientific, Inc. First Quarter 2026 Earnings Release - 9

The following table reconciles the non-GAAP financial measure to the most directly comparable U.S. GAAP financial performance measure, which is net (loss) income, for the periods presented (in thousands):

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA
Net (loss) income	$(347,188)	$576,251
Adjustments:
Interest expense (income), net	4,857	(2,187)
Income tax expense	600	205
Depreciation and amortization	16,553	19,731
Stock-based compensation expense	17,761	16,185
Loss on disposal of property, plant and equipment	13,638	6
Impairment of property, plant and equipment	266,488	—
Site conversion demolition costs	—	4,442
Change in fair value of warrants and contingent value rights	30,799	(621,464)
Loss on legal settlements	500	—
Post-emergence bankruptcy advisory costs	317	603
Other	27	157
Adjusted EBITDA	$4,352	$(6,071)

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Core Scientific, Inc. First Quarter 2026 Earnings Release - 10
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Media:
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